Exhibit 10.1

SUBSIDIARY GUARANTY AGREEMENT

MAY 27, 2016

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Brocade Communications Systems, Inc. (the “Borrower”) by the Secured Parties, each Subsidiary of the Borrower listed on the signature pages hereof and each other subsidiary of the Borrower that becomes party hereto after the date hereof, (each, a “Guarantor”, jointly and severally) hereby furnishes their guaranty (the “Guaranty”) and Wells Fargo Bank, National Association (the “Administrative Agent”), on behalf of the Secured Parties, acknowledges and agrees to the Guaranty as follows:

Reference is made to that certain Credit Agreement dated as of May 27, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender and the other Secured Parties from time to time party thereto. Capitalized terms used and not defined herein are used with the meaning assigned to such terms in the Credit Agreement.

1. Guaranty. Each of the Guarantors hereby unconditionally and irrevocably guarantees to Secured Parties the full and prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Secured Obligations and the punctual performance of all of the terms contained in the documents executed by the Borrower in favor of Secured Parties in connection with the Secured Obligations. This Guaranty is a guaranty of payment and performance and is not merely a guaranty of collection. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any Secured Obligation.

2. No Setoff or Deductions; Taxes; Payments. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless any such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the Secured Parties) is imposed upon the Guarantors with respect to any amount payable by it hereunder, the Guarantors will pay to the Secured Parties, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the Guarantors. The Guarantors will deliver promptly to the Secured Parties certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantors hereunder. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Secured Obligations and termination of this Guaranty.

3. Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties in their sole discretion may determine, subject to any requirements set forth in the Loan Documents; and (d) release or substitute one or more of any endorsers or other Guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, the Guarantors consent to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantors.

4. Certain Waivers. Each Guarantor waives to the fullest extent permitted by law (a) any defense arising by reason of any disability or other defense of the Borrower or any other Guarantors, or the cessation from any cause whatsoever (including any act or omission of the Secured Parties) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Secured Parties to proceed against the Borrower, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; (f) any fact or circumstance related to the Secured Obligations which might otherwise constitute a defense to the obligations of such Guarantors under this Guaranty and (g) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the defense that the Secured Obligations have been fully performed and indefeasibly paid in full in cash.

Each of the Guarantors expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and each of the Guarantors hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

5. Obligations Independent. The obligations of the Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other Guarantors, and a separate action may be brought against the Guarantors to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made) have been indefeasibly paid and performed in full and any commitments of the Secured Parties or facilities provided by the Secured Parties with respect to the Secured Obligations are terminated. If any amounts are paid to the Guarantors in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until all Secured Obligations and any other amounts payable under this Guaranty (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made) are indefeasibly paid in full in cash and any commitments of the Secured Parties or facilities provided by the Secured Parties with respect to the Secured Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantors is made, or the Secured Parties exercise their right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

8. Subordination. The Guarantors hereby subordinate the payment of all obligations and indebtedness of the Borrower owing to the Guarantors, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Guarantors as subrogee of the Secured Parties or resulting from the Guarantors’ performance under this Guaranty, to the indefeasible payment in full in cash of all Secured Obligations (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made). If the Secured Parties so request, any such obligation or indebtedness of the Borrower to the Guarantors shall be enforced and performance received by the Guarantors as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Guarantors under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Secured Parties.

10. Expenses. The Guarantors shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Secured Obligations, including any incurred during any “workout” or restructuring in respect of the Secured Obligations and any incurred in the preservation, protection or enforcement of any rights of the Secured Parties in any proceeding under any Debtor Relief Laws. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Secured Obligations and termination of this Guaranty.

11. Miscellaneous. The Secured Parties’ books and records showing the amount of the Secured Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive, absent manifest error, for the purpose of establishing the amount of the Secured Obligations. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Secured Parties and the Guarantors. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Secured Parties and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of the Secured Parties or any term or provision thereof.

12. Condition of Borrower. Each of the Guarantors acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that the Secured Parties have no duty, and the Guarantors is not relying on the Secured Parties at any time, to disclose to the Guarantors any information relating to the business, operations or financial condition of the Borrower or any other Guarantors (the Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is not made when due hereunder, the Secured Parties may setoff and charge from time to time any amount so due against any or all of the Guarantors’ accounts or deposits with the Secured Parties.

14. Representations and Warranties. Each of the Guarantors represents and warrants that (a) it is organized and resident in the United States of America; (b) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (c) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (d) the making, existence, and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (e) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect other than consents, authorizations, flings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

15. Keepwell. Each Qualified ECP Guarantor (as defined below) hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty or any other Loan Document, voidable under Debtor Relief Laws and not for any greater amount). Subject to Section 7 hereof, the obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all of the Secured Obligations and all the obligations of the Guarantors (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made) shall have been paid in full in cash and the Commitments and all Letters of Credit are terminated. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap

Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantors and their successors and assigns, provided that the Guarantors may not assign their rights or obligations under this Guaranty without the prior written consent of the Secured Parties (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their successors and assigns and the Secured Parties may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Secured Obligations and this Guaranty, in whole or in part. The Guarantors hereby irrevocably (i) submit to the exclusive jurisdiction of any United States Federal or State court sitting in the State of New York, City of New York in any action or proceeding arising out of or relating to this Guaranty and (ii) waive to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Secured Parties in connection with such action or proceeding shall be binding on the Guarantors if sent to the Guarantors by registered or certified mail at the address(es) specified below or such other address(es) as from time to time notified by the Guarantors. The Guarantors agree that the Secured Parties may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Secured Obligations any and all information in the Secured Parties’ possession concerning the Guarantors, this Guaranty and any security for this Guaranty. All notices and other communications to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantors at the address(es) set forth below or at such other address(es) in the United States as may be specified by the Guarantors in a written notice delivered to the Secured Parties at such office as the Secured Parties may designate for such purpose from time to time in a written notice to the Guarantors.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH OF THE GUARANTORS AND THE SECURED PARTIES IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE SECURED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed the first date written above.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By: /s/ Jean Samuel Furter
Name: Jean Samuel Furter
Title: Vice President and Treasurer

Address: 130 Holger Way, San Jose, CA 95134

FOUNDRY NETWORKS, LLC

By: /s/ Jean Samuel Furter
Name: Jean Samuel Furter
Title: Treasurer

Address: 130 Holger Way, San Jose, CA 95134

RUCKUS WIRELESS, INC.

By: /s/ Jean Samuel Furter
Name: Jean Samuel Furter
Title: Vice President and Treasurer

Address: 350 W Java Dr., Sunnyvale, CA 94089

RUCKUS WIRELESS INTERNATIONAL, INC.

By: /s/ Jean Samuel Furter
Name: Jean Samuel Furter
Title: Vice President and Treasurer

Address: 350 West Java Drive, Sunnyvale, CA 94089

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Karen Bifer
Name: Karen Bifer
Title: SVP